UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2012

RailAmerica, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32579	65-0328006
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

7411 Fullerton Street, Suite 300,

Jacksonville, Florida

32256

(Address of principal executive office)

Registrant’s telephone number, including area code 800-342-1131

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Credit Agreement

On March 1, 2012, RailAmerica, Inc. (the “Company”) entered into an amendment (“Amendment No. 1”) relating to the previously disclosed Credit Agreement (the “Revolving Credit Agreement”), among the Company, RailAmerica Transportation Corp., the lenders party thereto, the letter of credit issuer party thereto, Citibank, N.A., as administrative agent and as collateral agent and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner (as described in, and filed with, our Current Report on Form 8-K dated August 29, 2011 and filed on August 31, 2011). Amendment No. 1, among other things, increases the existing revolving credit facility from $75 million to $100 million, which is to be used for working capital and general corporate purposes.

Term Loan Agreement

On March 1, 2012, the Company entered into a credit agreement among, RailAmerica Transportation Corp. (“RATC”, and together with the Company, the “Borrowers”), the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Bank of Montreal, as joint lead arrangers and joint bookrunners (the “Term Loan Agreement” and such loan, the “Term Loan”).

The Term Loan Agreement, among other things: (i) provides for commitments of $585 million under a credit facility, (ii) has a seven (7) year-term, with a maturity date of March 1, 2019, (iii) carries an interest rate, at the Borrowers’ option, at a rate per annum of either (a) LIBOR plus 3.0%, with a 1.0% LIBOR floor or (b) the Adjusted Base Rate plus 2.0% with a Base Rate floor of 2.0% (as such terms are defined in the Term Loan Agreement) and (iv) was issued at a price of 99.5% of par value.

The Term Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including among other things and subject to the exceptions set forth therein, limitations on indebtedness, liens, fundamental changes, sale of assets, investments, restricted payments, debt payments and certain amendments, sale leasebacks, affiliates, restrictive agreements, changes in business and issuance of capital stock. The Term Loan amortizes quarterly, commencing on June 30, 2012, in an amount equal to 0.25% of the initial principal amount of the Term Loan. Additional mandatory prepayments will be required based upon certain leverage ratios and a tiered percentage of “Excess Cash Flow” (as defined in the Term Loan Agreement) or upon the occurrence of certain events as more fully set forth in the Term Loan Agreement.

The Term Loan Agreement is fully and unconditionally guaranteed (the “Guarantors” and “Guarantees,” as the case may be) on a joint and several basis by certain existing and future direct and indirect subsidiaries of the Company. The Term Loan will be secured on a pari passu basis with the liens under the Company’s 9.25% Senior Secured Notes due 2017 (the “Senior Secured Notes”) on: (a) stock and other equity interests owned by Borrowers and Guarantors, and (b) certain (i) real property, (ii) equipment and inventory, (iii) patents, trademarks and copyrights, (iv) general intangibles related to the foregoing, and (v) substantially all of the tangible personal property and intangible assets of the Company and Guarantors other than accounts receivable, deposit and security accounts, and general intangibles relating to the foregoing pledged pursuant to the Revolving Credit Agreement.

The Term Loan Agreement permits the Company to add one or more incremental term loan facilities in an aggregate amount of up to $150 million for all such facilities, subject to the Company satisfying certain conditions set forth in the Term Loan Agreement.

The proceeds of the credit facility under the Term Loan Agreement will be used to fund the settlement of the Company’s previously announced cash tender offer (the “Tender Offer”) to purchase up to $444 million principal amount of its existing Senior Secured Notes, pay transaction expenses and for general corporate purposes.

The foregoing description of Amendment No. 1 and the Term Loan Agreement is not complete and is qualified in its entirety by the full text of each agreement, which are attached as Exhibit 10.21 and Exhibit 10.22 hereto, respectively, and incorporated by reference into this Item 1.01.

A copy of the press release announcing completion of cash tender offer, new credit facility, and upsized revolving credit facility is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 1, 2012, the Company issued a press release announcing, among other things, the completion of its Tender Offer to purchase up to $444.0 million in aggregate principal amount of its outstanding Senior Secured Notes. The expiration date for the Tender Offer was 12:00 midnight, New York City time, pursuant to the Company’s Offer to Purchase, dated February 1, 2012, and the related Letter of Transmittal.

A copy of the press release announcing completion of cash tender offer, new credit facility, and upsized revolving credit facility is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.21	Amendment No. 1 to Credit Agreement, dated as March 1, 2012, amending the Credit Agreement, dated as of August 29, 2011, among RailAmerica, Inc., RailAmerica Transportation Corp., the lenders party thereto, Citibank N.A. and Citigroup Global Markets Inc.

10.22	Term Loan Agreement, dated as of March 1, 2012, among RailAmerica, Inc., RailAmerica Transportation Corp., the lenders party thereto, Morgan Stanley Senior Funding, Inc., Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and BMO Capital Markets.

99.1	Press Release, dated March 1, 2012, announcing completion of cash tender offer, new credit facility, and upsized revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.

By:	/s/ B. Clyde Preslar
B. Clyde Preslar
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: March 7, 2012

EXHIBIT INDEX

10.21	Amendment No. 1 to Credit Agreement, dated as March 1, 2012, amending the Credit Agreement, dated as of August 29, 2011, among RailAmerica, Inc., RailAmerica Transportation Corp., Citibank N.A. and Citigroup Global Markets Inc.

10.22	Term Loan Agreement, dated as of March 1, 2012, among RailAmerica, Inc., RailAmerica Transportation Corp., the lenders party thereto, Morgan Stanley Senior Funding, Inc., Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and BMO Capital Markets.

99.1	Press Release, dated March 1, 2012, announcing completion of cash tender offer, new credit facility, and upsized revolving credit facility.